Exhibit T3A. 128

This is to Certify That LAUREL PARK RETAIL HOLDING LLC was validly organized on May 3, 2005 as a Limited Liability Company. Said Limited Liability Company is validly in existence under the laws of this state and has satisfied its annual filing obligations. This certificate is issued pursuant to the provisions of 1993 PA 23, as amended, to attest to the fact that the company is in good standing in Michigan as of this date. This certificate is in due form, made by me as the proper officer, and is entitled to have full faith and credit given it in every court and office within the United States. In testimony whereof, I have hereunto set my hand, in the City of Lansing, this 4th day of May, 2005, Director Bureau of Commercial Services GOLD SEAL APPEARS ONLY ON ORIGINAL

This is to Certify that the annexed copy has been compared by me with the record on file in this Department and that the same is a true copy thereof. This certificate is in due form, made by me as the proper officer, and is entitled to have full faith and credit given it in every court and office within the United States. In testimony whereof, I have hereunto set my hand, in the City of Lansing, this 4th day of May, 2005 ,Director Bureau of Commercial Services GOLD SEAL APPEARS ONLY ON ORIGINAL

BCS/CD-700 (Rev. 7/03) MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES BUREAU OF COMMERCIAL SERVICES Date Received MAY 03 2005 (FOR BUREAU USE ONLY) This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document. FILED MAY 03 2005 Administrator BUREAU OF COMMERCIAL SERVICES EFFECTIVE DATE Name JANIS K. KUJAN, PARALEGAL Address 32270 Telegraph Road, Suite 225 City State Zip Code Bingham Farms Michigan 48025-2457 Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office. ARTICLES OF ORGANIZATION B 43-89 W For use by Domestic Limited Liability Companies (Please read information and instructions on last page) Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Articles: ARTICLE I The name of the limited liability company is: LAUREL PARK RETAIL HOLDING LLC ARTICLE II The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purpose for which a limited liability company may be formed under the Limited Liability Act of Michigan. ARTICLE III The duration of the limited liability company if other than perpetual is: ARTICLE IV 1. The street address of the location of the registered office is: 601 Abbot Road, East Lansing , Michigan 48823 (Street Address) (City) (Zip Code) 2. The mailing address of the registered office if different than above: , Michigan (Street Address or P.O. Box) (City) (Zip Code) 3. The name of the resident agent at the registered office is: CSC-Lawyers Incorporating Service (Company) ARTICLE V (Insert any desired additional provision authorized by the Act; attach additional pages if needed.) THIS COMPANY WILL BE MANAGED BY ONE OR MORE MANAGERS. Signed this 3rd day of May, 2005 By (Signature(s) of Organizer(s)) JANIS K. KUJAN, ORGANIZER (Type or Print Name(s) of Organizer(s)) GOLD SEAL APPEARS ONLY ON ORIGINAL